Exhibit 99.1

LIGHTING SCIENCE® APPOINTS JEREMY CAGE AS NEW CEO

Seasoned Brand Builder and Innovator to Lead Next Phase of Company’s Growth

SATELLITE BEACH, FL—December 17, 2012—Lighting Science Group Corporation® (OTCBB: LSGC), a global leader in LED lighting technology, announced today the appointment of Jeremy Cage as Chief Executive Officer, effective January 2, 2013. Cage was selected to lead the company based on his experience in building major brands, his success in developing commercially-appealing technologies and bringing them to market, as well as his distinguished track record of strengthening business models and improving operational efficiencies.

Cage replaces Brad Knight, who served as Interim CEO while the Board worked with an executive search firm, and who will continue to serve as Chief Operating Officer.

“We are delighted to have Jeremy join the Lighting Science team,” said Nic Brathwaite, Chairman of the Lighting Science Board of Directors. “Jeremy is a proven strategic thinker, inspiring leader, and brand builder who has successfully introduced major innovations at some of the world’s best known companies, resulting in accelerated sales volume, profit and market share growth. We are confident that he will do the same at Lighting Science.”

Over the past decade, Cage served in key executive positions at PepsiCo, Inc., including Senior VP of Innovation and Insights for its U.S. Beverage business, Chief Marketing Officer of International Foods, and, most recently, Senior VP of the Global Snacks Group, where he was responsible for developing breakthrough strategies, brand plans, and innovation programs for the beverage giant. While heading up innovation for its U.S. beverages unit, Cage implemented a new innovation approach that yielded many breakthroughs, including the company’s industry-leading Dream Machine Recycling program.

“This is an exciting time to join the talented team at Lighting Science, as consumers, businesses, municipalities, and governments worldwide are poised to move into the digital light age,” commented Cage. “I intend to accelerate growth by building on the company’s core competencies of excellence in innovation and strong and differentiated brand development. We will focus on unleashing the science of light and sustainable technologies to markets ranging from major cities, commercial centers, factories and retailers in developed markets to entire cities and villages in developing and emerging markets. There is much to do, and I am eager to get started.”

“Jeremy’s leadership skills and strategic mindset stood out among the candidates that were reviewed by the Board and recommended by our executive search firm,” added Steven Wacaster, Board Member and a Partner at Pegasus Capital Advisors L.P., Lighting Science’s largest shareholder. “We are excited about the vision Jeremy will bring to Lighting Science.”

Cage, 48, earned a B.A. degree from Wabash College in Crawfordsville, Indiana. During his 26-year career, he has been a leader in building brands and businesses for Procter and Gamble, Schering Plough Healthcare and PepsiCo, Inc. A true global citizen, Jeremy has lived and worked internationally, spending more than 16 years in Sweden, England, Venezuela, Brazil, and Mexico.

About Lighting Science

Lighting Science Group Corporation (OTCBB: LSCG) designs, develops, manufactures and markets innovative LED lighting solutions across the globe that are environmentally friendlier and more energy efficient than traditional lighting products. Lighting Science Group offers retrofit LED lamps in form factors that match those of traditional lamps or bulbs and LED luminaires designed for a range of applications, including public and private infrastructure for both indoor and outdoor use. Lighting Science Group’s Advanced Projects Group business unit designs, develops and manufactures custom LED lighting solutions for architectural and artistic projects. Lighting Science Group is headquartered in Satellite Beach, Florida, and its European operations are based in Middelburg, The Netherlands. The Company’s products are manufactured in the U.S.A., Mexico and India. More information about Lighting Science Group is available at www.lsgc.com.

Forward Looking Statement. Certain statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements concerning the performance of Lighting Science Group and its products and/or use terminology such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “project,” “seek,” “target,” “soon,” “will,” “first of many” and variations of such words and similar expressions. Such statements reflect the current view of Lighting Science Group with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by these statements. In evaluating these statements, you should carefully review the risk factors detailed under “Risk Factors” in our most recent filings with the Securities and Exchange Commission that may cause our actual results to differ materially from these forward-looking statements.

Contact:

Samantha McLarty, Director of Marketing

samantha.mclarty@lsgc.com

321.610.9608

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